EXHIBIT 99.3

AIRSHIP AI HOLDINGS, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I. PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Airship AI Holdings, Inc. (the “Company”) is to:

•	identify, review, evaluate and communicate with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;

•	recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons (if any) to be elected by the Board to fill any vacancies or newly created directorships that may occur between such meetings;

•	oversee the Company’s corporate governance functions and develop, recommend to the Board and update as necessary a set of corporate governance guidelines applicable to the Company and assist the Board in complying with them;

•	oversee matters related to environmental, social and governance (ESG) issues;

•	oversee the evaluation of the Board;

•	recommend to the Board the members of the Board to serve on committees of the Board; and

•	make other recommendations to the Board relating to the directors of the Company.

II. COMPOSITION

The Committee will consist of at least three members of the Board, and each member of the Committee will satisfy (i) the independence and other requirements imposed by applicable law and listing requirements of the Nasdaq Stock Market (the “Exchange”)[1] and (ii) any other qualifications determined by the Board.

The members of the Committee, including the chair of the Committee (the “Chair”), will be members of the Board appointed by, and will serve at the discretion of, the Board, taking into account the recommendation of the Committee. Vacancies occurring on the Committee will be filled by the Board. Resignation or removal of a Committee member from the Board for any reason will automatically constitute resignation or removal from the Committee.

1 The requirement to have an independent nominating and corporate governance committee is subject to the Company not electing to rely on the exemption for “controlled companies” and the applicable transition periods permitted by the Exchange.

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III. AUTHORITY

The Committee may study or investigate any matter of interest or concern that the Committee deems appropriate and will have access to all Company books, records, facilities and personnel as deemed necessary or appropriate by any member of the Committee. The Committee shall have the authority to engage independent counsel and other advisors, as it deems necessary to carry out its duties, and it shall determine compensation for such independent counsel and other advisors at the Company’s expense. The Committee may also pay any ordinary administrative expenses it deems appropriate in carrying out its duties at the expense of the Company. The Committee will have authority to require that any of the Company’s personnel or outside advisors attend any meeting of the Committee or meet with any member of the Committee or any of its advisors. The Committee will also have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention. The Committee may exclude from its meetings any persons (other than a member of the Committee) it deems appropriate in order to carry out its responsibilities.

The Chair shall have the delegated authority to act on behalf of the Committee in connection with (1) approval of the retention or termination of director search firms (including negotiation and execution of their engagement letters) and (2) as may otherwise be determined by the Committee. The Committee also may form and delegate authority to one or more subcommittees composed of one or more of its members for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. Any action or decision of the Chair or a subcommittee will be presented to the full Committee at its next scheduled meeting. By approving this Charter, the Board delegates authority to the Committee with respect to these responsibilities.

IV. RESPONSIBILITIES

The Committee’s responsibilities are for oversight, as described in the first section, “Purpose”, above. The members of the Committee are not employees of the Company, and they do not perform management’s functions. The Committee relies on the expertise and knowledge of management in carrying out its oversight responsibilities. The Committee shall have the following responsibilities; provided, however, that this list of responsibilities is intended to be a guide and to remain flexible to account for changing circumstances and needs. Accordingly, the Committee may depart from or supplement such responsibilities, and establish policies and procedures, to the extent permitted by applicable law and applicable Exchange listing requirements. The Board will retain the right to act on all such matters without limiting the Committee’s authority, subject to compliance with applicable law and applicable Exchange listing requirements.

A. Director Nominations

The Committee will identify, review, evaluate and communicate with candidates, including nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board. The Committee will use criteria approved by the Board, including consideration of the potential conflicts of interest, director independence and other requirements. The Committee will monitor and evaluate the composition, organization and size of the Board. The Committee will also have the power and authority to establish any policies, requirements, criteria and procedures relating to its activities, and will make recommendations to the Board regarding nominees for director if a vacancy on the Board occurs or at the next annual meeting. The Committee’s power and authority includes establishing policies and procedures to facilitate stockholder communications with the Board. The Committee will also have the power and authority to make any disclosures required by applicable law in the course of exercising its authority.

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B. Board and Committee Self-Evaluation

The Committee will periodically oversee a self-evaluation of the Board to determine whether the Board and its committees are functioning effectively. As appropriate, the Committee will make recommendations to the Board for areas of improvement. The self-evaluation shall include evaluation of (a) the Board’s and each committee’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, (b) specific areas in which the Board and management believe that the performance of the Board and its committees could be improved and (c) overall Board composition and makeup. The factors to be considered shall include whether the directors can and do provide the integrity, experience, judgment, commitment, skills, diversity and expertise appropriate for the Company. In assessing the directors, both individually and collectively, the Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience, diversity and capability in various areas. The Committee will also consider the independence of directors and the requirements imposed by applicable law and applicable Exchange listing requirements.

C. Board Committee Membership

The Committee will oversee the Board’s committee structure and operations, including authority to delegate to subcommittees and committee reporting to the Board. The Committee will evaluate individual directors’ interests and both current and prospective director independence, experience and the independence and requirements imposed by applicable law and applicable Exchange listing requirements and recommend to the entire Board annually the chairmanship and membership of each committee.

D. Stockholder Communications

The Committee shall periodically review and make recommendations to the Board regarding the Company’s process for stockholder communications with the Board and make such recommendations to the Board with respect thereto as the Committee deems appropriate.

E. Orientation and Continuing Education

The Committee may implement an orientation process for new directors and may institute plans or programs for the continuing education of directors, as it deems appropriate.

F. Corporate Governance Guidelines

The Committee will periodically review and assess the adequacy of the Company’s corporate governance guidelines and, as appropriate, will recommend any proposed changes to the Board for its consideration and approval.

G. Leadership Structure

The Committee shall consider the Board’s leadership structure, including the separation of the chair of the Board and Chief Executive Officer roles, whether the chair of the Board is also an employee director or a non-independent director, and/or appointment of a lead independent director of the Board, either permanently or for specific purposes, and make such recommendations to the Board with respect thereto as the Committee deems appropriate. The Committee shall also review and discuss the narrative disclosure regarding the Board leadership structure and role in risk oversight to be included in any public filing with the Securities and Exchange Commission.

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H. Management Succession

The Committee will review and evaluate with the Board and the Chief Executive Officer the succession plans for the Company’s executive officers and make recommendations to the Board with respect to the selection of appropriate individuals to succeed these positions.

I. Procedures for Information Dissemination

The Committee will periodically review the processes and procedures used by the Company to provide information to the Board and its committees and the scope of such information and make recommendations to the Board and management for improvement as appropriate.

J. Committee Self-Assessment; Charter Review

The Committee will annually evaluate its performance. The Committee shall also review and assess the adequacy of this Charter annually and shall recommend any proposed changes to the Board for its consideration and approval.

K. Reporting to the Board

The Committee will report regularly to the Board, including: (i) following meetings and unanimous consents of the Committee; and (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

L. General Authority

The Committee shall perform such other functions and have such other powers as may be necessary or appropriate in the discharge of any of the foregoing.

V. MEETINGS AND MINUTES

The Committee will meet whenever its members deem a meeting necessary or appropriate. The Committee will determine where and when to meet. The Chair will chair all regular sessions of the Committee and is responsible for setting the agendas of Committee meetings. In the absence of the Chair, the Committee shall select another member to preside. The same procedural rules concerning notice of meetings, actions by unanimous consent or telephonic meetings and meetings held by other means of remote communication, and other procedural matters, shall apply to Committee meetings as apply to meetings of the Board under the Company’s certificate of incorporation or bylaws. Unless otherwise determined by the Committee, each regularly scheduled meeting will conclude with an executive session that excludes members of management. From time to time, or when requested by the Board, the Chair of the Committee will report to the Board.

The Committee will maintain written minutes of its meeting and regularly report to the Board on its actions and recommendations. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee. The Committee may act by unanimous written consent; when it does so, those actions will be filed in the minute book.

VI. PUBLICATION

The Company shall make this charter freely available to stockholders on request and on the Company’s website.

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Approved by the Board of Directors: January 2, 2024

Effective: as of December 21, 2023

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